UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2007

DYNEGY INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-33443	20-5653152
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Louisiana, Suite 5800 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 507-6400

N.A.
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Dynegy Inc. (“Dynegy”) is participating in the Lehman Brothers CEO Energy/Power Conference in New York, New York on September 6, 2007. Bruce A. Williamson, Chairman and Chief Executive Officer of Dynegy, is scheduled to deliver a presentation beginning at 11:45 a.m. Eastern time. A copy of the slides to be presented by Dynegy at this conference is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The presentation slides include statements intended as “forward-looking statements,” which are subject to the cautionary statement about forward-looking statements set forth therein. Certain of the slides set forth in Exhibit 99.1 also contain non-GAAP financial information. The reconciliation of such non-GAAP financial information to GAAP financial measures is included to the extent available without unreasonable effort.

A copy of the presentation to be presented at the Lehman Brothers CEO Energy/Power Conference is being furnished pursuant to Regulation FD as Exhibit 99.1 to this Current Report on Form 8-K. The information in the presentation shall not be deemed to be incorporated by reference into the filings of Dynegy under the Securities Act of 1933, as amended, except as set forth with respect thereto in any such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Document

99.1	Dynegy Inc. slide presentation to investors and analysts at the Lehman Brothers CEO Energy/Power Conference on September 6, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY, INC.
(Registrant)
Dated: September 6, 2007	By:	/s/ Kent R. Stephenson

	Name: Title:	Kent R. Stephenson Senior Vice President, Deputy General Counsel

EXHIBIT INDEX

Exhibit No.	Document

*99.1	Dynegy Inc. slide presentation to investors and analysts at the Lehman Brothers CEO Energy/Power Conference on September 6, 2007

*Furnished herewith.